UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

FSP 50 SOUTH TENTH STREET CORP. LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Delaware	000-52551*	32-6358416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*FSP 50 South Tenth Street Corp. Liquidating Trust is the transferee of the assets and liabilities of FSP 50 South Tenth Street Corp., and files reports under the Commission file number for FSP 50 South Tenth Street Corp. FSP 50 South Tenth Street Corp. filed a Form 15 on October 20, 2014, indicating its notice of termination of registration and filing requirements.

Item 7.01. Regulation FD Disclosure.

On or about October 21, 2014, FSP 50 South Tenth Street Corp. Liquidating Trust (the “Liquidating Trust”) will be mailing a letter to the beneficiaries (the “Beneficiaries”) of the Liquidating Trust regarding the dissolution of FSP 50 South Tenth Street Corp. to the Beneficiaries. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 50 SOUTH TENTH STREET CORP. LIQUIDATING TRUST
Date: October 21, 2014	By: FSP Property Management LLC, its Trustee /s/ Janet P. Notopoulos
Janet P. Notopoulos President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to be mailed by FSP 50 South Tenth Street Corp. Liquidating Trust on or about October 21, 2014.

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